                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 27, 2000
                                                 -------------------------------

                            Batteries Batteries, Inc.
         -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-27994                  13-383-5420
--------------------------------------------------------------------------------
 (State or Other Juris-            (Commission File           (IRS Employer
diction of Incorporation)              Number)              Identification No.)

 1840 County Line Road
 Huntingdon Valley, PA                                        19006
--------------------------------------------------------------------------------
 (Address of Principal                                      (Zip Code)
  Executive Offices)

                                 (800) 233-0013
         -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         Building 1EB, Chimney Rock Road, Bound Brook, New Jersey 08805
         -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 27, 2000, Tauber Electronics, Inc., a California corporation and wholly owned subsidiary of the Registrant ("Tauber"), consummated the sale of substantially all of its assets (the "Sale") to Nexergy Tauber, Inc. ("NT"), a California corporation and wholly owned subsidiary of Nexergy, Inc., an Ohio corporation ("Nexergy"), pursuant to an Asset Purchase Agreement (the "Agreement") among the Registrant, Tauber, Nexergy and NT. Pursuant to the Agreement, the assets sold included inventory, accounts receivable and equipment. As consideration for the Sale, Tauber received an initial cash payment of $1,005,854 on February 1, 2000 and a note in the amount of $519,708 due in 2005 with interest payments to begin upon the closing of the transaction and principal payments commencing during the first quarter of 2002. In addition, NT assumed $705,669 of liabilities of Tauber. The proceeds from the Sale were used to reduce a portion of the debt attributable to Tauber under the Registrant's existing credit facilities. The nature and amount of consideration paid in connection with the Sale was determined based on an arms length determination of the value of the assets and liabilities being transferred. The foregoing summary of the Sale is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Pro Forma Financial Statements

         The following pro forma condensed consolidated statements of income and condensed consolidated balance sheet were prepared to illustrate the estimated effects of the sale of substantially all of the assets of Tauber Electronics, Inc, as if it had occurred on January 1, 1998 for statement of income purposes and on September 30, 1999 for balance sheet purposes.

         The pro forma adjustments are based on currently available information and upon certain assumptions that management believes are reasonable under the circumstances.

         THE PRO FORMA FINANCIAL DATA DO NOT PURPORT TO REPRESENT WHAT THE COMPANY'S RESULTS OF OPERATIONS WOULD ACTUALLY HAVE BEEN IF THE SALE IN FACT HAD OCCURRED AT JANUARY 1, 1998 OR TO PROJECT THE COMPANY'S RESULTS OF OPERATIONS FOR ANY FUTURE DATE OR PERIOD.

                            BATTERIES BATTERIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                                                                            Pro Forma
                                                               As             Tauber         for the
                                                            Reported        Disposition    Disposition
                                                            --------        -----------    -----------
 TOTAL ASSETS:
 Current Assets:
 Cash & cash equivalents                                    $    408          $    -- (C)    $    408
 Accounts receivable                                           6,750            1,022 (A)       5,728
 Inventories                                                   8,728            2,207 (A)       6,521
 Prepaid expenses & other current assets                         386               27 (A)         359
 Current deferred income taxes                                   211               -- (A)         211
                                                            --------          -------        --------
                 Total Current Assets                         16,483            3,256          13,227
                                                            --------          -------        --------
 Property and Equipment, net                                   1,529              102 (A)       1,427
 Excess cost over acquired Net Assets Aquired                  4,949               --           4,949
 Other Assets                                                    463             (506)(B)         969
                                                            --------          -------        --------
                     Total Assets                           $ 23,424          $ 2,852        $ 20,572
                                                            ========          =======        ========

 LIABILITIES AND STOCKHOLDERS EQUITY:
 Current portion of long-term debt                          $    600          $    --        $    600
 Accounts Payable                                              3,721            1,595 (A)       2,126
 Accrued Expenses                                              1,822              125 (A)       1,697
                                                            --------          -------        --------
               Total Current Liabilities                       6,143            1,720           4,423
                                                            --------          -------        --------
 Long-Term Debt - Net                                          6,577            1,132 (D)       5,445
                                                            --------          -------        --------
 Stockholders Equity:
 Preferred Stock                                                  --               --              --
 Common Stock                                                      5               --               5
 Additional Paid in Capital                                   11,203               --          11,203
 Accumulated Deficit                                            (504)              --            (504)
                                                            --------          -------        --------
 Total Stockholders' Equity                                   10,704               --          10,704
                                                            --------          -------        --------
 Total Liabilities & Equity                                 $ 23,424          $ 2,852        $ 20,572
                                                            ========          =======        ========

NOTES TO PRO FORMA -

A. To remove the assets sold.

B. Represents the removal of the assets sold offset by the Note received for $520 due 2005.

C. Cash was not acquired.

D. Represents the cash received of approximately $1,006 adjusted for the book values as of September 30, 1999.

                            BATTERIES BATTERIES, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    (A)            Pro Forma
                                                                  As              Tauber            for the
                                                               Reported         Disposition       Disposition
                                                               --------         -----------       -----------
Net Sales                                                      $ 51,454          $ 10,028           $ 41,426
Cost of Sales                                                    35,420             8,508           $ 26,912
                                                               --------          --------           --------
Gross Profit                                                     16,034             1,520             14,514
Selling, General, and Administrative Expenses                    17,127             1,186           $ 15,941
Impairment of Excess Cost Over Net Assets Acquired                  558                --                558
                                                               --------          --------           --------
Income (Loss) from Operations                                    (1,651)              334             (1,985)
Interest Expense, Net                                               790               122(B)            668
                                                               --------          --------           --------
Income (Loss) Before Income Taxes                                (2,441)              212             (2,653)
Provision (Benefit) For Income Taxes                               (379)               85(C)            (464)
                                                               --------          --------           --------
Net Income (Loss)                                              $ (2,062)         $    127           $ (2,189)
                                                               ========          ========           ========
Basic and Diluted (Loss) Per Share                             $  (0.43)                            $  (0.46)
                                                               --------                             --------
Basic Weighted Average Common Shares Outstanding                  4,743                                4,743
                                                               ========                             ========
Diluted Weighted Average Common Shares Outstanding                4,760                                4,760
                                                               ========                             ========

NOTES TO PRO FORMA STATEMENTS -

(A) Represents the results for Tauber for the period presented before any corporate allocations.

(B) Reduction of interest expense represents the proceeds from the sale being used to reduce outstanding debt, including a note receivable with an assumed interest rate of 8.0%.

(C) Reflects the adjustment for income taxes using an estimated effective tax rate of 40%.

                            BATTERIES BATTERIES, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        (A)             Pro Forma
                                                                       As              Tauber            for the
                                                                    Reported         Disposition       Disposition
                                                                    --------         -----------       -----------
Net Sales                                                           $34,478             6,892            $ 27,586
Cost of Sales                                                        21,458             6,147            $ 15,311
                                                                    -------            ------            --------
Gross Profit                                                         13,020               745              12,275
Selling, General and Administrative Expenses                         11,484             1,243            $ 10,241
                                                                    -------            ------            --------
Income (Loss) from Operations                                         1,536              (498)              2,034
Interest Expense, Net                                                   481                92(B)             389
                                                                    -------            ------            --------
Income (Loss) Before Income Taxes                                     1,055              (590)              1,645
Provision (Benefit) For Income Taxes                                    507              (236)(C)             743
                                                                    -------            ------            --------
Net Income (Loss)                                                   $   548            $ (354)           $    902
                                                                    =======            =======           ========

Basic and Diluted Earnings Per Share                                $  0.11                              $   0.18
                                                                    -------                              --------
Basic Weighted Average Common Shares Outstanding                      4,973                                 4,973
                                                                    =======                              ========
Diluted Weighted Average Common Shares Outstanding                    4,984                                 4,984
                                                                    =======                              ========


NOTES TO PRO FORMA STATEMENTS -

(A) Represents the results for Tauber for the period presented before any corporate allocations.

(B) Reduction of interest expense represents the proceeds from the sale being used to reduce outstanding debt, including a note receivable with an assumed interest rate of 8.0%.

(C) Reflects the adjustment for income taxes using an estimated effective tax rate of 40%.

     Exhibits.

         2.1 Asset Purchase Agreement dated as of January 26, 2000, among Batteries Batteries, Inc., Tauber Electronics, Inc., Nexergy, Inc. and Nexergy Tauber, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Batteries Batteries, Inc.
                                      (Registrant)

                                        /s/ Stephen Rade
                                        ----------------------------------------
Date: February 11, 2000                 By: Stephen Rade
                                        Title: President and Chief Executive
                                               Officer




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